Exhibit 99.1
 Capsalus Corp. Acquires Progressive Home Health Franchise

Investment will expand Guava Home & Health Care Services' footprint, capabilities nationwide

ATLANTA, Jan 26, 2011 (BUSINESS WIRE) -- Capsalus Corp. (OTCBB:WELL), a public holding company operating in the health, wellness and goodness space, announces its acquisition of Guava Franchising, Inc. and its parent company Guava Healthcare, Inc., specialists in providing customized in-home, non-medical and medical staffing and services.

Operating as Guava Home & Health Care Services with headquarters in Hockessin, Del., the healthcare provider delivers a scalable suite of services ranging from personal hygiene, light housekeeping and transportation, to medication reminders and 24-hour live-in support. Care is not limited to seniors; it is available to clients ranging from pediatric to geriatric, including new mothers, persons living with disabilities and patients following same-day surgery. Listed among Entrepreneur's "Franchise 500" this year and last, Guava capitalized on its regional success by expanding its franchising business and diversifying its revenue streams to include nurse and doctor visits, occupational and physical therapy and other clinical services.

"With its proven, full-service care model, its demonstrated ability to generate cash-flow and rapid high margin growth, Guava more than met the criteria we look for in targeting acquisitions," said Kevin P. Quirk, Capsalus chief executive officer. Given hyper-growth rates year-over-year for the last three years, and based on conservative Capsalus projections, total gross revenues over the next three years may eclipse the $50 million threshold.

"We are also impressed by Guava's solid leadership," Quirk added. "Mary Schreiber has a Ph.D. in business administration with 15-plus years of vertical healthcare experience. She is a dynamic entrepreneur who will be a welcome addition to the Capsalus family."

"When I read about Capsalus and their mission to help visionary companies bring their progressive concepts and ideas for healthier living to the mass market quickly and efficiently, I knew they were the right place for me to realize my vision," said Guava owner Mary Schreiber. "Based on Capsalus management's background and their focus on operations and execution, they clearly understand what is required to take Guava to the next level."

Low overhead and substantial earnings potential in a depressed economy initially attracted Capsalus (www.capsalus.com) to the burgeoning home healthcare market. According to the U.S. Census Bureau, by 2030 there will be more than 70 million Americans aged 65 and older -- more than twice the number in 1995. With baby boomers beginning to reach retirement age, the number of older Americans in need of care will be significant. Yet, in an industry of 18,000 agencies earning $55 billion in revenue, the 50 largest companies combined own less than a quarter of this highly fragmented market.

Guava's unique "back of house" support of all administrative operations will provide the franchisee's capacity to focus solely on sales and marketing, while simultaneously offering Guava financial reporting consistency and scale across the entire franchise system. It was this distinguishing factor that made full ownership of the company an ideal fit for Capsalus, enabling it to build on its already robust breadth of services.

Guava Home & Health Care Services joins Capsalus' current portfolio of companies (www.capsalus.com/portfolio) across the consumer products, media and technology, biotechnology and healthcare industry spectrum, including Wish Upon a Hero, an online community pioneering a new model of philanthropy by connecting people in need with people who can help; White Hat Brands, an emerging player in the branded functional food and beverage market; and PanTheryx, creating and selling biologics, pharmaceuticals and medical products to the expanding healthcare professional market in India.

For more information about Capsalus and investment opportunities, contact 888-400-7179, or visit www.capsalus.com.

Capsalus Corp., based in Atlanta, is a public holding company that partners with and acquires visionary enterprises in the health and wellness space producing progressive, broad-based solutions for better physical, nutritional and emotional health worldwide. Capsalus, which derives its name from "Salus," the Roman goddess of health and prosperity, works with companies in varying stages of development, from consumer products to media and technology and biotechnology. It provides operating infrastructure, strategic pathways and financial support to get them to the mass market quickly and efficiently. Capsalus(TM) is a trademark of Capsalus Corp.

Forward-looking Statements

This news release may contain "Forward-looking Statements" within the meaning of Section 21E of the United States Securities Exchange Act, as amended. All statements in this news release, other than statements of historical fact, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. This notice expressly qualifies all forward-looking statements in this news release.

SOURCE: Capsalus Corp.
CONTACT: StarToplin Laura Feragen, 215-793-4666, Ext. 106 lferagen@startoplin.com